U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 29, 2013

(Date of Report–Date of Earliest Event Reported)

CACI International Inc

(Exact name of registrant as specified in its Charter)

Delaware	001-31400	54-1345899
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1100 N. Glebe Road,

Arlington, Virginia 22201

(Address of Principal executive offices) (ZIP code)

(703) 841-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d) Appointment of Mr. Asbury to the Board. On August 29, 2013, Mr. Kenneth Asbury, President and Chief Executive Officer of the Company, was appointed to our Board of Directors. Biographical information about Mr. Asbury can be found in the Company’s Form 8-K filed with the SEC on February 21, 2013.

Mr. Asbury will receive no additional compensation as a result of his appointment to the Board of Directors, which occurred pursuant to an arrangement with the Company under which Mr. Asbury will also appear in the Board’s slate of nominees for election as a director at the Company’s upcoming November 2013 annual shareholder meeting at which the Company will recommend to the shareholders that Mr. Asbury be elected as a director. Separately, Mr. Asbury has agreed to resign as a director of the Company and its affiliates in the event he no longer serves as Chief Executive Officer of the Company, terminates his employment for any reason or provides notice to the Company relating to such a termination.

At this time, it is expected that Mr. Asbury will be appointed to the Executive Committee of our Board of Directors.

There are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Mr. Asbury was a participant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

By:	/s/ Arnold D. Morse
Arnold D. Morse Senior Vice President, Chief Legal Officer and Secretary

Dated: September 5, 2013